Exhibit 99.1

[LOGO OF POLYONE(R)]

                                                                    NEWS RELEASE

                 POLYONE COMPLETES SALE OF ENGINEERED FILMS UNIT

CLEVELAND - February 16, 2006 - PolyOne Corporation (NYSE: POL) announced today that it has completed the sale of its Engineered Films business unit to an investor group comprising members of the unit's management team along with an investor group formed by Matrix Capital Markets. Matrix Capital is an investment banking firm that advised the management team and arranged the financing for the transaction. The new company will be named O'Sullivan Films, Inc.

PolyOne received gross proceeds before associated fees and costs of $26.7 million, of which $20.5 million was paid in cash and 6.2 million in the form of a note payable from the new entity. PolyOne will retain an 18 percent minority ownership interest in the new entity.

Completion of the transaction follows PolyOne's September 27, 2005, announcement that it had signed a letter of intent to sell the Engineered Films unit.

PolyOne announced in late 2003 that, as part of its efforts to confine its strategic emphasis to its Plastics Compounding, Color and Additives Masterbatch, and Distribution businesses, it would divest its Elastomers and Performance Additives, Engineered Films and Specialty Resins businesses. PolyOne sold its Elastomers business in August 2004. In December 2005 the Company announced that the Specialty Resins divestment process was unlikely to result in a sale of the business at acceptable terms and, therefore, would no longer be reported as a business being held for sale within discontinued operations but included within the Performance Plastics segment results.

The Engineered Films unit, a leading provider of customized, high-performance plastic films, had 2005 revenues of $120 million. Since the 2003 divestment announcement, the Films unit has been accounted for within PolyOne's financial reports as a discontinued operation.

Investor & Media Contact:       Dennis Cocco
                                Vice President, Investor Relations
                                440.930.1538

ABOUT POLYONE
-------------

PolyOne Corporation, with 2005 annual revenues of approximately $2.5 billion, is a leading global compounding and North American distribution company with operations in thermoplastic compounds, specialty polymer formulations, color and additive systems, and thermoplastic resin distribution. Headquartered in northeast Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America and South America. Information on PolyOne's products and services can be found at http://www.polyone.com.

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FORWARD-LOOKING STATEMENTS
--------------------------

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to the anticipated sale of the Engineered Films unit; future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

     o costs or difficulties and delays related to the operation of joint venture entities;
     o lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;
     o    the possibility of further goodwill impairment;
     o a delay or inability to achieve targeted debt level reductions through divestitures and/or other means;
     o an inability to achieve anticipated earnings performance due to the divestment of a non-core business; and
     o other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #121505)

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